 July 2023

Pricing Supplement No. 9,650

Registration Statement Nos. 333-250103; 333-250103-01

Dated July 19, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and do not guarantee the return of any principal at maturity. Instead, the securities will pay a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the determination closing price is at or above 85% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price is less than the coupon barrier level on any observation date, we will pay no interest for the related monthly period. The securities will be automatically redeemed if the determination closing price is greater than or equal to the initial share price on any redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to 85% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 15%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. However, if the final share price is less than 85% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 15%, investors will lose 1.1765% for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 1-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire 1-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Investors will not participate in any appreciation of the underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stock:	Microsoft Corporation common stock
Aggregate principal amount:	$10,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 19, 2023
Original issue date:	July 24, 2023 (3 business days after the pricing date)
Maturity date:	July 25, 2024
Early redemption:

If, on any redemption determination date, beginning on August 21, 2023, the determination closing price is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price is below the initial share price on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons from prior observation dates.

Determination closing price:

The closing price of the underlying stock on any redemption determination date or observation date (other than the final observation date) multiplied by the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

We will pay a contingent monthly coupon at an annual rate of 15.05% (corresponding to approximately $12.542 per month per security) on each coupon payment date but only if the determination closing price is at or above the coupon barrier level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price on any observation date is less than the coupon barrier level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest period for such unpaid contingent monthly coupon. You will not receive such unpaid contingent monthly coupons if the determination closing price is less than the coupon barrier level on each subsequent observation date.

If, on any observation date, the determination closing price is less than the coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that the underlying stock will remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent monthly coupons.

Coupon barrier level:	$291.261, which is equal to 85% of the initial share price
Buffer amount:	15%
Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price is greater than or equal to 85% of the initial share price, meaning that the underlying stock has not decreased by an amount greater than the buffer amount of 15% from the initial share price: the stated principal amount and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons with respect to the prior observation dates

●If the final share price is less than 85% of the initial share price, meaning that the underlying stock has decreased by an amount greater than the buffer amount of 15% from the initial share price:

$1,000 + [$1,000 × (share percent change + 15%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$993.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$0.50(1)
		$0.50(2)	$999
Total	$10,000,000	$10,000	$9,990,000

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.50 for each security.

(3)See “Use of proceeds and hedging” on page 21.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	$342.66, which is equal to the closing price of the underlying stock on July 13, 2023
Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to July 22, 2024, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date

Final share price:	The closing price of the underlying stock on the final observation date multiplied by the adjustment factor on such date
Downside factor:	1.1765
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share percent change:	(final share price – initial share price) / initial share price
CUSIP / ISIN:	61775HLJ4 / US61775HLJ40
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
August 21, 2023	August 24, 2023
September 19, 2023	September 22, 2023
October 19, 2023	October 24, 2023
November 20, 2023	November 24, 2023
December 19, 2023	December 22, 2023
January 19, 2024	January 24, 2024
February 20, 2024	February 23, 2024
March 19, 2024	March 22, 2024
April 19, 2024	April 24, 2024
May 20, 2024	May 23, 2024
June 20, 2024	June 25, 2024
July 22, 2024 (final observation date)	July 25, 2024 (maturity date)

July 2023 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due July 25, 2024 All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the determination closing price of the common stock of Microsoft Corporation, which we refer to as the underlying stock, is at or above 85% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price is less than the coupon barrier level on any observation date, we will pay no interest for the related monthly period. The securities will be automatically redeemed if the determination closing price is greater than or equal to the initial share price on any redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to 85% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 15%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. However, if the final share price is less than 85% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 15%, investors will lose 1.1765% for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 1-year term of the securities. Investors will not participate in any appreciation in the price of the underlying stock.

Maturity:	Approximately 1 year
Contingent monthly coupon:

We will pay a contingent monthly coupon at an annual rate of 15.05% (corresponding to approximately $12.542 per month per security) on each coupon payment date but only if the determination closing price is at or above the coupon barrier level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price on any observation date is less than the coupon barrier level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest period for such unpaid contingent monthly coupon. You will not receive such unpaid contingent monthly coupons if the determination closing price is less than the coupon barrier level on each subsequent observation date.

If, on any observation date, the determination closing price is less than the coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that the underlying stock will remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent monthly coupons.

Automatic early redemption:

If the determination closing price is greater than or equal to the initial share price on any redemption determination date, beginning on August 21, 2023, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:	If the securities have not previously been redeemed and the final share price is greater than or equal to 85% of the initial share price, meaning that the underlying stock has not

July 2023 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

declined by an amount greater than the buffer amount of 15%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates.

If the final share price is less than 85% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 15%, investors will lose 1.1765% for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $993.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier level, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 2 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2023 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the determination closing price is at or above the coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 1-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if the underlying stock closes at or above the coupon barrier level on each observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the periods during the 1-year term of the securities, and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Prior to early redemption, investors receive the contingent monthly coupon for the periods for which the determination closing price is at or above the coupon barrier level on the related observation date, but not for the periods for which the determination closing price is below the coupon barrier level on the related observation date.

When the underlying stock closes at or above the initial share price on a redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons with respect to any prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that the underlying stock closes at or above the coupon barrier level on some observation dates, but the underlying stock closes below the coupon barrier level on the others, and the underlying stock closes below the initial share price on every redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) for the periods for which the determination closing price is at or above the coupon barrier level on the related observation date, but not for the periods for which the determination closing price is below the coupon barrier level on the related observation date. On the final observation date, the underlying stock closes at or above 85% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 15%. At maturity, investors will receive the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons with respect to any prior observation dates.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the underlying stock closes at or above the coupon barrier level on some observation dates, but the underlying stock closes below the coupon barrier level on the others, and the underlying stock closes below the initial share price on every redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) for the periods for which the determination closing price is greater than or equal to the coupon barrier level on the related observation date, but not for the periods for which the determination closing price is below the coupon barrier level on the related observation date. On the final observation date, the underlying stock closes below 85% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 15%. At maturity, investors will lose 1.1765% for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario and investors will not receive payment for any previously unpaid contingent monthly coupons.

July 2023 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price on each observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price on the final observation date. The actual initial share price and coupon barrier level are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Coupon:

15.05% per annum (corresponding to approximately $12.542 per month per security)

With respect to each coupon payment date, a contingent monthly coupon plus any previously unpaid contingent monthly coupons with respect to any prior observation dates is paid but only if the determination closing price is at or above the coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price is greater than or equal to 85% of the initial share price: the stated principal amount and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final share price is less than 85% of the initial share price:

$1,000 + [$1,000 × (share percent change + 15%) × downside factor]

Stated Principal Amount:	$1,000
Downside Factor:	1.1765
Hypothetical Initial Share Price:	$300.00
Hypothetical Coupon Barrier Level:	$255.00, which is 85% of the hypothetical initial share price
Buffer Amount:	15%

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price	Contingent Coupon
Hypothetical Observation Date 1	$292.50 (at or above the coupon barrier level)	$12.542
Hypothetical Observation Date 2	$232.50 (below the coupon barrier level)	$0
Hypothetical Observation Date 3	$285.00 (at or above the coupon barrier level)	$12.542 + $12.542 = $25.084

On hypothetical observation date 1, the underlying stock closes at or above the coupon barrier level. Therefore, a contingent monthly coupon of $12.542 is paid on the relevant coupon payment date.

On hypothetical observation date 2, the underlying stock closes below the coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, the underlying stock closes at or above the coupon barrier level. Therefore, investors receive the hypothetical contingent monthly coupon with respect to the third observation date as well as the previously unpaid contingent monthly coupon with respect to the second observation date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price is below the coupon barrier level on the related observation date.

July 2023 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, the underlying stock closes below the initial share price on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price	Payment at Maturity
Example 1:	$262.50 (at or above 85% of initial share price)	The stated principal amount and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates
Example 2:	$30.00 (below 85% of initial share price)	$1,000 + [$1,000 × (share percent change + 15%) × downside factor] = $1,000 + [$1,000 × (-90% + 15%) × 1.1765] = $1,000 + ($1,000 × -75% × 1.1765) = $117.625

In example 1, the final share price is at or above 85% of the initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates. However, investors do not participate in any appreciation of the underlying stock.

In example 2, the final share price is below 85% of the initial share price. Therefore, investors are exposed to the downside performance of the underlying stock and investors lose 1.1765% of principal for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. The payment at maturity in this example is equal to $117.625 per security. Investors do not receive the contingent monthly coupon for the final observation date.

If the final share price is below 85% of the initial share price, you will be exposed to the downside performance of the underlying stock at maturity, and your payment at maturity will be less than the stated principal amount per security and could be zero.

July 2023 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price is less than 85% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 15%, you will lose 1.1765% for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. In this case, the payment at maturity will be less than the stated principal amount and could be zero. You could lose your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price is at or above 85% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing price is lower than the coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the determination closing price is less than the coupon barrier level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the coupon barrier level. Therefore, you will not receive such unpaid contingent monthly coupon if the determination closing price is less than the coupon barrier level on each subsequent observation date. It is possible that the closing price of the underlying stock could remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing price on the related observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price on the relevant observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of the underlying stock on observation dates, if the determination closing price on any observation date is below the coupon barrier level, you will receive no coupon for the related interest period even if the price of the underlying stock was higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which the determination closing price is greater than or equal to the coupon barrier level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying stock on any day, including in relation to the coupon barrier level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

owhether the determination closing price has been below the coupon barrier level on any observation date,

odividend rates on the underlying stock,

ointerest and yield rates in the market,

July 2023 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

othe time remaining until the securities mature,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying stock at the time of sale is near or below the coupon barrier level or if market interest rates rise.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of the underlying stock may decrease and be below the coupon barrier level on each observation date so that you will receive no return on your investment, and the underlying stock may decline by an amount greater than the buffer amount as of the final observation date so that you lose some or all of your initial investment in the securities. There can be no assurance that the closing price of the underlying stock will be at or above the coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that the underlying stock will not decline by an amount greater than the buffer amount of 15% as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Microsoft Corporation Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭Investing in the securities is not equivalent to investing in the common stock of Microsoft Corporation. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may,

July 2023 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 2 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to July 13, 2023 could potentially increase the initial share price and, therefore, could increase (i) the value at or above which the underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the securities and (iii) the value at or above which the underlying stock must close on the final observation date so that you are not exposed to the negative performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the redemption determination dates and the observation dates and,

July 2023 Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the coupon barrier level, the final share price, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether you will receive any previously unpaid contingent monthly coupons, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2023 Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Risks Relating to the Underlying Stock

￭No affiliation with Microsoft Corporation. Microsoft Corporation is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Microsoft Corporation in connection with this offering.

￭We may engage in business with or involving Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Microsoft Corporation without regard to your interests and thus may acquire non-public information about Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Microsoft Corporation, which may or may not recommend that investors buy or hold the underlying stock.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stock, or engaging in transactions therein, and any such action could adversely affect the value of the underlying stock or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price to be less than the coupon barrier level (resulting in no contingent monthly coupon being paid with respect to such date) or the final share price to be less than 85% of the initial share price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

July 2023 Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on July 19, 2023:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$355.08
52 Weeks Ago:	$259.53
52 Week High (on 7/18/2023):	$359.49
52 Week Low (on 11/3/2022):	$214.25
Current Dividend Yield:	0.77%

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2020 through July 19, 2023. The associated graph shows the closing prices of the underlying stock for each day from January 1, 2018 through July 19, 2023. The closing price of the underlying stock on July 19, 2023 was $355.08. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Microsoft Corporation (CUSIP: 594918104)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	188.70	135.42	0.51
Second Quarter	203.51	152.11	0.51
Third Quarter	231.65	200.39	0.51
Fourth Quarter	224.96	202.33	0.56
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter	334.75	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter	257.22	214.25	0.68
2023
First Quarter	288.30	222.31	0.68
Second Quarter	348.10	275.42	0.68
Third Quarter (through July 19, 2023)	359.49	331.83	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the Contingent Income Buffered Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

July 2023 Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2018 to July 19, 2023

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

July 2023 Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:	Microsoft Corporation. The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”
Postponement of coupon payment dates and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to the underlying stock so that it falls less than two business days prior to the relevant scheduled coupon payment date or early redemption date, as applicable, the coupon payment date or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Postponement of maturity date:

If the scheduled final observation date is not a trading day or if a market disruption event occurs on that day so that the final observation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the final observation date as postponed.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the coupon barrier level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date

➢If the exchange property value on the final observation date is less than 85% of the initial share price: (i) the stated principal amount plus (ii) [$1,000 ×

July 2023 Page 15

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

(share percent change + 15%) × downside factor]. For purposes of calculating the share percent change, the “final share price” will be deemed to equal the exchange property value on the final observation date.

●Following the effective date of a reorganization event, the contingent monthly coupon (and any previously unpaid contingent monthly coupons from prior observation dates) will be payable for each observation date on which the exchange property value is greater than or equal to the coupon barrier level.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or less than coupon barrier level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price, including, without limitation, a partial tender or exchange offer for the underlying stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at

July 2023 Page 16

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

July 2023 Page 17

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that

July 2023 Page 18

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting

July 2023 Page 19

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents

July 2023 Page 20

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will

July 2023 Page 21

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to July 13, 2023, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stock, in futures and/or options contracts on the underlying stock, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price and, therefore, could increase (i) the value at or above which the underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the securities, and (iii) the value at or above which the underlying stock must close on the final observation date so that you are not exposed to the negative price performance of the underlying stock at maturity. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the observation dates, by purchasing and selling the underlying stock, options contracts relating to the underlying stock or any other available securities or instruments that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on one or more observation dates. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.50 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.50 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s

July 2023 Page 22

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2024

All Payments on the Securities Based on the Performance of the Common Stock of Microsoft Corporation

Principal at Risk Securities

obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

July 2023 Page 23